Exhibit 10.17
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Protalix                    EMPLOYMENT AGREEMENT                        Version:
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                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of February 28, 2007 (the "Effective Date"), by and between Protalix Ltd., a company organized under the laws of the State of Israel (the "Company") and Iftah Katz, Israel Identification No. 058470949 (the "Employee") (each of the Company and Employee shall be referred to herein, as a "Party" and collectively, the "Parties").

WHEREAS, the Company is engaged, inter alia, in the research and development of proteins and expression thereof in plant cells cultures; and

WHEREAS, the Company desires to employ the Employee in the position of Company's Vice President of Operations, ("VP Operations") and the Employee desires to be employed by the Company in such position, on the terms and conditions hereinafter set forth;

NOW,  THEREFORE,   based  on  the   representations   contained  herein  and  in
consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.    Employment.

1.1. Commencing as of the Effective Date, the Company shall employ the Employee in the position of VP Operations, reporting to the Chief Executive Officer of the Company ("CEO"). The Employee will serve as part of the executive management team.

1.2. The Employee's duties and responsibilities shall be those duties and responsibilities customarily performed by a VP Operations of a company, as may be determined from time to time by the CEO. These will include, inter alia, the following:
      o     Supervision over Manufacturing
      o     Set up and operation of new and current facilities
      o     Supervision over Information Technology and administration
      o     (Supervision    over   QA,   pending   US   regulatory    consultant
            recommendation)

      The Employee shall be employed on a full-time basis. The Employee shall devote his full and undivided attention and full working time to the business and affairs of the Company and the fulfillment of his duties and responsibilities under this Agreement During the term of this Agreement the Employee shall not be engaged in any other employment nor engage in any other business activity or render any services, with or without compensation, for any other person or entity.

      The Employee shall notify the Company immediately of any event or circumstance which may hinder the performance of his obligations hereunder or result in the Employee having a conflict of interest with his position with the Company.


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1.3.  The Employee  acknowledges  that the Company's  facilities  are located in
      Carmiel and that he will be required to attend such facilities. Employee further acknowledges and agrees that the performance of his duties hereunder may require significant domestic and international travel at the Company's request.

1.4. It is agreed between the Parties that the position that Employee holds within the Company is a management position, which demands a special level of loyalty and accordingly the Work Hours and Rest Law (1951) shall not apply to Employee's employment by the Company and this Agreement. The Employee further acknowledges and agrees that his duties and responsibilities may entail irregular work hours and extensive traveling in Israel and abroad, for which he is adequately rewarded by the compensations provided for in this Agreement. The Parties confirm that this is a personal services contract and that the relationship between the Parties shall not be subject to any general or special collective bargaining agreement or any custom or practice of the Company in respect of any of its other employees or contractors.

1.5. Without derogating from anything in this Agreement, the Employee further acknowledges that he has been provided with a copy of the policies adopted by the Parent Company titled: "Code of Business Conduct and Ethics", "Insider Trading Policy" and "Pre-clearance and Blackout Policy" and undertakes to comply and perform his duties and obligations hereunder in accordance with the provision of such policies.

2.    Salary and Employee Benefits.

In full consideration of Employee's employment with the Company, commencing as of the Effective Date, the Employee shall be entitled to the following payments and benefits, it being understood and agreed that any Salary-based benefits shall be calculated exclusively on the basis of the base Salary (without consideration to any other benefit). All and any payment and benefit herein are subject to the approval by the compensation committee of Protalix BioTherapeutics Inc., the parent company of the Company (the "Parent Company"):

2.1. Salary. The Company shall pay the Employee a gross salary of NIS 45,000 per month (the "Salary") . The Salary will be adjusted from time to time in accordance with the Cost of Living Index ("Tosefet Yoker") as may be required by law. The Salary shall be payable monthly in arrears and shall be paid to the Employee in accordance with Company's policy.

2.2.  Bonuses.

      2.2.1 Bonus upon Achievement of Significant Milestones.

      The Company shall grant the Employee a bonus upon achievement of a significant milestone by the Company, The Company and the Employee will determine such milestones and subsequent grant such bonus. Without limiting such Company's sole discretion, Employee's contribution to the achievement of such a significant milestone shall serve as a key factor in Company's determination as aforesaid.


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2.3.  Options.  Employee  shall be  entitled  to an  option  (the  "Option")  to purchase 204,351 shares of common stock, par value US$0.001 per share of the Parent Company ("Shares") representing approximately 0.25% of the outstanding shares of the Parent Company. The Option shall be granted under the Parent Company's 2006 Israeli Stock Option Plan (the "Plan"), subject to the approval of the Option by the Board of Directors or the compensation committee of the Parent Company (the "Administrator") and the approval of the Plan by the Israeli Tax Authorities. The Option shall be further subject to the following additional terms and conditions: (i) vesting over a period of four (4) years as follows: one fourth of the Option shall vest upon the lapse of one year from the date of grant of the Option (the "Initial Vesting Date"). The remainder of the Option shall vest on a quarterly basis in twelve equal installments, commencing on the Initial Vesting Date;

      (ii) a purchase price per Share to be determined by the Administrator; and

      (iii) the execution of the standard option agreement under the Plan.

2.4. Manager's Insurance. The Company shall insure the Employee under a Manager's Insurance Policy, including insurance in the event of illness or loss of capacity for work (the "Policy"), and shall pay a sum of up to an aggregate of 15.83% of the Salary towards the Policy, of which (i) 8.33% shall be on account of severance compensation, which shall be payable to the Employee upon severance, in accordance with the provisions of this Agreement; (ii) 5% of the Salary on account of pension fund payments; and
      (iii) up to 2.5% of the Salary on account of disability pension payments. The Company shall deduct 5% from the Salary to be paid on behalf of the Employee towards the Policy. The Employee may extend an existing policy or plan and incorporate it into the Policy, at his discretion.

      The Company and the Employee agree and acknowledge that in the event the Company transfers ownership of the Policy or the right to receive such policy to the Employee, then such transfer shall be credited against any obligation that the Company may have to pay severance pay to the Employee pursuant to the Severance Pay Law - 1963 (the "Severance Pay Law").
      Employee agrees that the payments by the Company to the Policy in accordance with the terms hereof, shall be instead of any statutory obligation of the Company to pay severance pay to the Employee, and not in addition thereto, all in accordance with Section 14 of the Severance Pay Law. The Parties hereby adopt the General Approval of the Minister of Labor and Welfare, on Employers' Payments to Pension Funds and Insurance Policies Instead of Severance Pay According to Section 14 of the Severance Pay Law, attached hereto as Exhibit A.

      The Company hereby waives its right to a refund of payments it made to the Policy, except: (i) in the event that Employee's right to severance pay was denied by a final judgment pursuant to Section 16 or 17 of the Severance Pay Law (in which case Company shall only be entitled to a refund of such funds to the extent that severance pay was denied); or (ii) in the event that the Employee withdrew monies from the Policy (other than by reason of an "Entitling Event", i.e. death, disability or retirement at or after the age of sixty (60)).


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2.5.  Vocational  Studies.   The  Company  shall  open  and  maintain  a  "Keren
      Hishtalmut" Fund for the benefit of the Employee (the "Fund"). The Company shall contribute to such Fund an amount equal to 7-1/2% of the Salary and the Employee shall contribute to the Fund an amount equal to 2-1/2% of the Salary. The Employee hereby instructs the Company to transfer to the Fund
      Employee's   contribution  from  the  Salary.  Upon  termination  of  this
      Agreement by either Party, other than termination by the Company for Cause, the Company shall assign and transfer to the Employee the ownership in the Fund.

2.6. Vacation. The Employee shall be entitled to annual paid vacation of 24 working days. Subject to applicable law, up to two (2) years' equivalent of vacation days may be accumulated and may, at the Employee's option, upon thirty (30) days' prior written notice to the Company, be converted into cash payments in an amount equal to the proportionate part of the Salary for such days.

      Employee shall coordinate in advance with the CEO the dates of the vacation hereunder.

2.7. Sick Leave. The Employee shall be entitled to fully paid sick leave pursuant to the Sick Pay Law (1976).

2.8. Annual Recreation Allowance (Dme'i Havra'a). The Employee shall be entitled to annual recreation allowance of 14 days per each full year of employment.

2.9.  Company Car.

      (a) The Company shall provide the Employee with a Company car (the "Company Car"), as determined by the CEO, at his discretion, which car shall be categorized "Group 4". The Company Car shall be placed with the Employee for his business and personal use. Employee shall take good care of the Company Car and ensure that the provisions of the insurance policy and the Company's rules relating to the Company Car are strictly, lawfully and carefully observed.

      (b) Subject to applicable law, the Company shall bear all fixed and ongoing expenses relating to the Company Car and to the use and maintenance thereof, excluding expenses incurred in connection with any violations of law, which shall be paid solely by Employee. Employee shall bear any and all taxes applicable in connection with said Company Car and the use thereof, in accordance with applicable income tax regulations. All such expenses borne by the Company pursuant to this Section 2.9(b) are included in the Salary.

      (c) Upon the termination of employment hereunder, the Employee shall return the Company Car (together with its keys and any other equipment supplied and/or installed therein by Company and any documents relating to the Company Car) to the Company's principal office. Employee shall have no rights of lien with respect to the Company Car and/or any of said equipment and documents.

2.10. Telephone. The Company shall furnish, for the use of the Employee, a cellular telephone (the "Company Phone"), and shall bear all the costs and expenses associated with the use of the Company Phone. The Company will bear the tax applicable to the use of the Company Phone by the Employee, according to applicable law. All such costs, expenses


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      and tax payments borne and payable by the Company pursuant to this Section
      2.10 are included in the Salary. The provisions of Section 2.9(c) above shall apply to the Company Phone, mutatis mutandis.

2.11. Certain Reimbursements. The Employee shall be entitled to full reimbursement from the Company for reasonable expenses incurred during the performance of his duties hereunder up to a limit of NIS 1,500 per month, upon submission of substantiating documents, according to the Company's policy. The reimbursement of any expenses in excess of the foregoing limit shall require the prior approval of the CEO.

2.12. Taxes. The Employee will bear any tax applicable on the payment or grant of any of the above Salary and/or benefits, according to the then applicable law. The Company shall be entitled to and shall deduct and withhold from any amount or benefit payable to the Employee, any and all taxes, withholdings or other payments as required under any applicable law.

3.    Confidentiality

3.1. The Employee hereby agrees that he shall not, directly or indirectly, disclose or use at any time any trade secrets or other confidential information of any type or nature, whether patentable or not, of the Company, its subsidiaries, affiliates or parent company now or hereafter existing, including but not limited to, any (i) processes, formulas, trade secrets, copyrights, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data, patents, patent applications and know-how of any type or nature; (ii) marketing plans, business plans, strategies, forecasts, financial information, budgets, projections, product plans and pricing; (iii) personnel information, salary, and qualifications of employees; (iv) agreements, customer and supplier information, including identities and product sales forecasts; and (v) any other information of a confidential or proprietary nature (collectively, "Confidential Information"), of which the Employee is or becomes informed or aware during the employment, whether or not developed by the Employee, it being agreed that for purposes of this
      Section 3.1, the term Confidential Information shall not include information that has entered into the public domain through no wrongful act by Employee. Upon termination of this Agreement, or at any other time upon request of the Company, the Employee shall promptly deliver to the Company all physical and electronic copies and other embodiments of Confidential Information and all memoranda, notes, notebooks, records, reports, manuals, drawings, blueprints and any other documents or things belonging to the Company, and all copies thereof, in all cases, which are in the possession or under the control of the Employee.

3.2. Employee hereby acknowledges and that all Confidential Information and any other rights in connection therewith are and shall at all times remain the sole property of the Company.

4.    Non-Competition and Non-Solicitation

4.1. The Employee agrees and undertakes that he will not, for so long as this Agreement is in effect and for a period of one (1) year thereafter (the "Non-Competition Period"), directly compete or to assist others to directly compete with the business of the Company,


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      as currently  conducted and as conducted  and/or  proposed to be conducted during the Non-Competition Period.

4.2. The Employee further agrees and undertakes that during the Non-Competition Period, he will not directly solicit any business which is similar to the Company's business from individuals or entities that are customers, suppliers or contractors of the Company, any of its subsidiaries, affiliates or parent company during the Non-Competition Period, without the prior written consent of the CEO.

4.3. The Employee further agrees and undertakes that during the Non-Competition Period, without the prior written consent of the CEO, he will not employ, offer to employ, or in any way directly or indirectly solicit or seek to obtain or achieve the employment by any business or entity of any person employed by either the Company, its subsidiaries, affiliates, parent company or any successors or assigns thereof during the Non-Competition Period.

4.4. The Parties hereto agree that the duration and area for which the covenants set forth in this Section 4 are to be effective are necessary to protect the legitimate interests of the Company and its development efforts and accordingly are reasonable, in terms of their geographical and temporal scope. In the event that any court determines that the time period and/or area are unreasonable and that such covenants are to that extent unenforceable, the Parties hereto agree that such covenants shall remain in full force and effect for the greatest period of time and in the greatest geographical area that would not render them unenforceable. In addition, the Employee acknowledges and agrees that a breach of Sections 3, 4 or 5 hereof, shall cause irreparable harm to the Company, its subsidiaries, affiliates and/or parent company and that the Company shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with the costs and reasonable attorney's fees and disbursements incurred by the Company in enforcing its rights under Sections 3, 4 or 5. The Employee acknowledges that the compensation and benefits he receives hereunder are paid, inter alia, as consideration for his undertakings contained in Sections 3, 4 and 5.

5.    Creations and Inventions

5.1. The Company shall be the sole and exclusive owner of any Inventions (as defined below), and Employee hereby assigns to the Company any and all of his rights, title and interest in such intellectual property free and clear of any third parties rights. The Employee shall inform the Company of any Invention relating to the Company's technology, its applications components or any intellectual property relating thereto, and shall execute any necessary assignments, patent forms and the like and will assist in the drafting of any description or specification of the Invention as may be required for the Company's records and in connection with any application for patents or other forms of legal protection that may be sought by the Company. The Employee shall treat all information relating to any Invention as Confidential Information according to Section 3 above.

5.2. Without limiting the foregoing, "Inventions" shall include any and all intellectual property, including without limitation, ideas, inventions, processes, formulas, source and object codes, data, programs, know how, improvements, discoveries, designs,


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      techniques,  trade secrets, patents and patents applications,  copyrights, mask work and any other intellectual property rights throughout the world, generated, produced, reduced to practice, or developed by Employee during or in connection with his employment by the Company.

5.3. The Company's rights under this Section 5 shall be worldwide, and shall apply to any such Invention notwithstanding that it is perfected or reduced to specific form after the Employee has ceased his services hereunder.

6.    Term and Termination.

6.1. This Agreement shall be in effect commencing as of the Effective Date and shall continue in full force and effect for an undefined period, unless and until terminated by either Party by sixty (60) days prior written notice to the other Party. Each of such prior notice periods shall be referred to as the "Notice Period", as applicable.

6.2. Notwithstanding anything to the contrary herein, the first month of employment hereunder shall be a trial period and therefore this Agreement may be terminated by either party effective immediately and without need for prior written notice.

6.3. Notwithstanding anything to the contrary herein, the Company may terminate this Agreement in the event of the inability of the Employee to perform his duties hereunder, whether by reason of injury (mental or physical), illness or otherwise, incapacitating the Employee for a period exceeding 90 days.

6.4. Notwithstanding anything to the contrary herein, the Company may terminate this Agreement at any time, effective immediately and without need for prior written notice, and without derogating from any other remedy to which the Company may be entitled, for Cause.

      For the purposes of this Agreement, the term "Cause" shall mean: (i) a material breach by Employee of this Agreement; (ii) any breach by Employee of his fiduciary duties or duties of care to the Company; (iii) Employee's dishonesty or fraud or felonious conduct; (iv) Employee's embezzlement of funds of the Company; (v) any conduct by Employee, alone or together with others, which is materially injurious to the Company, monetary or otherwise; (vi) Employee's gross negligence or willful misconduct in performance of his duties and/or responsibilities hereunder; (vii) Employee's disregard or insubordination of any lawful resolution and/or instruction of the CEO with respect to Employee's duties and/or responsibilities towards the Company; (viii) the occurrence of an event or circumstance which may result in the Employee having a conflict of interest with his position with the Company, without Employee having notified the Company thereof, as provided herein; (ix) any breach by Employee of his confidentiality undertakings to the Company; or (x) any consequences which would entitle the Company to terminate Employee's employment without severance payments under the Severance Pay Law.

6.5. The Employee shall cooperate with the Company and assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities, pursuant to Company's instructions. At the option of the Company, the


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      Employee  shall,  during such period,  either  continue with his duties or remain absent from the premises of the Company, subject to applicable law. At any time during the Notice Period, the Company may elect to terminate this Agreement and the relationship with the Employee immediately, provided, that Employee shall be entitled to all payments and other benefits due to him hereunder as he would have been entitled to receive for the remaining period of the Notice Period.

6.6. Upon termination of Employee's employment with the Company hereunder, for any reason whatsoever, the Company shall have no further obligation or liability towards the Employee in connection with his employment as aforesaid. The Company may set-off any outstanding amounts due to it by Employee against any payment due by the Company to the Employee, subject to applicable law. Without limiting the generality of the foregoing, in the event that Employee fails to comply with his prior notice or other obligations hereunder or under applicable law, the Company shall be entitled to set-off any amount to which Employee would have been entitled during the Notice Period, from any payment due by the Company to the Employee, all without prejudice to any other remedy to which the Company may be entitled pursuant to this Agreement or applicable law.

6.7. The provisions of Sections 2.9(c), last sentence of Section 2.10, Sections 3, 4, 5, 6.6, 6.7 and 8.4 and any provision of the policies specified in
      Section 1.5 that by its terms survives the termination of employment shall survive the termination or expiration of this Agreement for any reason whatsoever. The provisions of the last sentence of Section 2.5 shall survive the termination of this Agreement subject to the terms set forth in such sentence.

7.    Notices.

7.1. Any and all notices and communications in connection with this Agreement shall be in writing, addressed to the parties as follows:

       If to the Company: Protalix Ltd.
                          2 Snunit Street, POB 455, Carmiel, 20100, Israel

       If to the Employee: Iftah Katz

                           42 Ha'Sitvanit Street, Zichron-Ya'acov, 30900, Israel

7.2. All notices shall be given by registered mail (postage prepaid), by facsimile or email or otherwise delivered by hand or by messenger to the Parties' respective addresses as above or such other address as may be designated by notice. Any notice sent in accordance with this Section 7 shall be deemed received upon the earlier of: (i) if sent by facsimile or email, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of transmission,
      (ii) if sent by registered mail, upon 3 (three) days of mailing, (iii) if sent by messenger, upon delivery; and (iv) the actual receipt thereof.


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8.    Miscellaneous.

8.1. Headings; Interpretation. Section and Subsection headings contained herein are for reference and convenience purposes only and shall not in any way be used for the interpretation of this Agreement.

8.2. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matters hereof and cancels and supersedes all prior agreements, understandings and arrangements, oral or written, between the Parties with respect to such subject matters.

8.3. Amendment; Waiver. No provision of this Agreement may be modified or amended unless such modification or amendment is agreed to in writing and signed by the Employee and the Company. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Party against which/whom such waiver is sought. No waiver by either Party at any time to act with respect to any breach or default by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.4. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Any dispute arising out of or relating to this Agreement shall be exclusively resolved by the competent court in Tel-Aviv Jaffa.

8.5. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any part of this Agreement is determined to be invalid, illegal or unenforceable, such determination shall not affect the validity, legality or enforceability of any other part of this Agreement; and the remaining parts shall be enforced as if such invalid, illegal, or unenforceable part were not contained herein, provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.6. Assignment. Neither this Agreement or any of the Employee's rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by the Employee without the prior consent in writing of the Company. The Company shall be entitled to assign its rights and obligations hereunder to any entity acquiring a material part of its assets or to a subsidiary, affiliate or parent company thereof (as such terms are defined in the Israeli Securities Law-1968).

[Signature Page to Protalix Ltd. Employment Agreement]


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

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Protalix                    EMPLOYMENT AGREEMENT                        Version:
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Ltd.                                                             Page: 10 of: 11
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IN WITNESS WHEREOF,  the Parties hereto have executed this Employment  Agreement as of the date first above-mentioned.

/s/ David Aviezer                              /s/ Iftah Katz
----------------------------                   ---------------------------------
     PROTALIX LTD.                                              IFTAH KATZ

Date: January 25, 2007                                   Date:
      ----------------------                                  ------------------

By:  David Aviezer, CEO


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